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                                    SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[X]      Filed by the Registrant
[ ]      Filed by a Party other than the Registrant

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[X]      Soliciting Material Pursuant to Sec. 240.14a-12



               Lincoln National Convertible Securities Fund, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1. Title of each class of securities to which transaction applies:

         2. Aggregate number of securities to which transaction applies:

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4.       Proposed maximum aggregate value of transaction:

         5.       Total fee paid:

[ ]      Fee paid previously with preliminary proxy materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

                  -------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

                  -------------------------------------------------------

         3)       Filing Party:

                  -------------------------------------------------------

         4)       Date Filed:

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               LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC.
                               ONE COMMERCE SQUARE
                             PHILADELPHIA, PA 19103



                       GOLDSTEIN FAILS TO DELIVER PROXIES;
                                QUORUM UNCERTAIN;

                            ANNUAL MEETING ADJOURNED
                               UNTIL JULY 3, 2001


                                                                   June 22, 2001

Dear Shareholder:

      For some time now we've been telling you that your vote was important; HERE'S THE PROOF.

                            GOLDSTEIN FAILS TO SUBMIT
                            PROXIES TO ANNUAL MEETING


      Your Fund's Annual Meeting was held today and Phillip Goldstein, who has been soliciting your proxy for the last eight weeks, failed to deliver the proxies which he solicited and received from Fund shareholders in what we believe was a deliberate attempt to prevent the Fund from establishing a quorum. Unfortunately, he has succeeded in prolonging this proxy contest. By refusing to attend the meeting and failing to submit his proxies, Mr. Goldstein has disenfranchised shareholders. WE BELIEVE THAT THIS IS A MONUMENTAL WASTE OF TIME AND MONEY.

      Without a quorum, we were unable to transact Fund business at the meeting, including electing directors and voting on the very same proposals submitted by Mr. Goldstein and for which he had been soliciting your vote. IS THIS WHAT YOU SHOULD EXPECT FROM THIS SELF-STYLED CHAMPION OF SHAREHOLDER VOTING RIGHTS? YOUR BOARD BELIEVES THIS TACTIC EPITOMIZES MR. GOLDSTEIN'S COMMITMENT TO HIS OWN SELF-INTEREST.

      We can't read Mr. Goldstein's mind, but we are convinced that he took these actions because he believed that he was going to lose. To use playground jargon, Mr. Goldstein has taken his "ball" and gone home. We believe that Mr. Goldstein's action is not in the best interests of all Fund shareholders and is continuing proof of his lack of fitness to act as a director of your Fund. IS THIS THE TYPE OF DIRECTOR THAT YOU WANT TO REPRESENT YOUR INVESTMENT?



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                            ANNUAL MEETING ADJOURNED

      Because of Mr. Goldstein's actions we are now forced to resolicit proxies to establish a quorum. The Fund's Annual Meeting has been adjourned until Tuesday, July 3, 2001 at 11:00 a.m. local time. The meeting will be held at the offices of Stradley, Ronon, Stevens & Young, LLP, One Commerce Square, 2005 Market Street, 26th Floor Board Room, Philadelphia, PA. We apologize for again asking you to submit a proxy, but Mr. Goldstein's actions leave us no alternative.

                 MAKE SURE YOUR SHARES ARE VOTED - NOT WITHHELD

     Your vote can help bring to a close the mailings and telephone calls which are a direct result of this contest started and now continued by Mr. Goldstein. Do not submit a green proxy to Mr. Goldstein - it may never be voted. INSTEAD, PLEASE SIGN, DATE AND MAIL PROMPTLY YOUR WHITE PROXY CARD. YOU CAN END THE PROXY CONTEST. VOTE TODAY.

     Thanks again for your support, and your vote.

                                   Sincerely,

                                     /s/  David K. Downes
                                     ---------------------------
                                     David K. Downes
                                     President




                             YOUR VOTE IS IMPORTANT

YOUR VOTE CAN MAKE THE DIFFERENCE AND HELP ENSURE THAT YOUR FUND ACHIEVES A QUORUM AND CAN PROPERLY CONDUCT BUSINESS. DON'T LET SOMEONE ELSE DECIDE WHAT IS BEST FOR YOU AND YOUR INVESTMENT BY WITHHOLDING VOTES. TAKE JUST ONE MINUTE TO VOTE - PLEASE SIGN, DATE AND MAIL YOUR WHITE PROXY CARD. TIME IS SHORT, SO PLEASE ACT TODAY.


               IF YOU HAVE QUESTIONS OR REQUIRE ASSISTANCE, PLEASE
            CALL D.F. KING & CO., INC., TOLL-FREE, AT 1-800-628-8536.